As filed with the Securities and Exchange Commission on March 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EASTMAN KODAK COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	16-0417150
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

343 State Street

Rochester, NY 14650

(585) 724-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Roger W. Byrd

General Counsel, Secretary and Senior Vice President

343 State Street

Rochester, NY 14650

(585) 724-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Boris Dolgonos

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

(212) 351-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)(4)
Common Stock	44,490,032	$9.935(2)	$442,008,468	$48,224
Total			$442,008,468	$48,224

(1)

Estimated based on the total number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock, Series C Preferred Stock and convertible notes as described in the attached prospectus. Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Rule 416”), the Common Stock offered hereby shall be deemed to cover additional securities to be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution adjustments with respect to such securities.

(2)

The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based upon the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on March 15, 2021.

(3)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
(4)

Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the registrant is offsetting its filing fee for this registration statement by (1) $35,122.16, an amount equal to the fee associated with the unsold securities from the registrant’s prior registration statement on Form S-3 (File No. 333-213029) initially filed on August 9, 2016, and (2) $13,101.84 of the $23,180.00 fee associated with the unsold securities from the registrant’s prior registration statement on Form S-3 (Reg. No. 333-216006), initially filed on February 10, 2017.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling shareholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 16, 2021

PROSPECTUS

EASTMAN KODAK COMPANY

COMMON STOCK

This prospectus relates to the offer and sale from time to time in one or more offerings of up to 44,490,032 shares of our common stock that selling shareholders may from time to time offer and sell. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders. This prospectus provides a general description of the common stock that may be offered and sold from time to time. In certain cases where one or more selling shareholders offer our common stock pursuant to this prospectus, the selling shareholders will provide a prospectus supplement and attach it to this prospectus. Such a prospectus supplement will contain more specific information about the offering. A prospectus supplement may also add to, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “KODK.” On March 15, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $9.53.

Investing in our common stock involves risks. You should read carefully and consider the risks referenced under “Risk Factors” beginning on page 5 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The selling shareholders may sell our common stock on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The selling shareholders reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of our common stock. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of our common stock also will be set forth in any applicable prospectus supplement.

Prospectus dated                 , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. The selling shareholders may from time to time sell up to 44,490,032 shares of our common stock described in this prospectus in one or more secondary offerings. This prospectus provides a general description of our common stock. In certain cases where one or more selling shareholders offer shares of our common stock, the selling shareholders will provide a supplement to this prospectus that contains specific information about the offering. In each prospectus supplement we will include the following information:

•	the number of shares of our common stock that the selling shareholders propose to sell;

•	the initial public offering price of our common stock (in the case of an underwritten offering);

•	the names of any underwriters or agents through or to which the selling shareholders will sell our common stock, if applicable;

•	any compensation of those underwriters or agents, if applicable; and

•	information about any securities exchanges or automated quotation systems on which our common stock is listed or traded.

In addition, any accompanying prospectus supplement also may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus or any accompanying prospectus supplement does not offer to sell or ask for offers to buy any securities other than those to which it relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, except as otherwise indicated or as the context otherwise requires, “EKC” refers to Eastman Kodak Company on an unconsolidated basis and the words “Kodak,” “we,” “us,” “our,” the “Company” and “ours” refer to Eastman Kodak Company and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to our common stock offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and our common stock described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxy statements, information statements and other information filed with the SEC. The SEC maintains an internet site at www.sec.gov, from which you can electronically access these materials.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except any information that is superseded by information that is included in a document subsequently filed with the SEC.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus until the termination of an offering of our common stock, except that we are not incorporating by reference any information furnished (and not filed) with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•

the portions of our proxy statement for our 2020 annual meeting of stockholders filed on April 9, 2020 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019;

•	our Current Reports on Form 8-K filed on March 1, 2021 (but excluding Item 7.01 and the related exhibit) and March 1, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on September  3, 2013, including the description of our common stock contained in our Registration Statement on Form S-8 filed on September  3, 2013 and incorporated by reference therein, as updated by Exhibit 4.11 to our Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent amendments or reports filed for the purpose of updating that description.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

Eastman Kodak Company

343 State Street

Rochester, NY 14650

Attention: Roger W. Byrd

Phone: (585) 724-4000

We maintain a website at www.Kodak.com. Information about us, including our reports filed with the SEC, is available through that site. Such reports are accessible at no charge through our website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. Our website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus.

You may read and copy any materials we file with the SEC at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.” The information on the SEC’s website is not incorporated by reference in this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference include “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward–looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2020 under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and in other filings Kodak makes with the SEC from time to time, as well as the following:

•	Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results;

•	Kodak’s ability to achieve cash forecasts, financial projections, and projected growth;

•	Kodak’s ability to achieve the financial and operational results contained in its business plans;

•	Kodak’s ability to comply with the covenants in its various credit facilities;

•	Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series B Preferred Stock and Series C Preferred Stock;

•	The impact of the global economic environment or medical epidemics such as the COVID-19 pandemic;

•

The impact of the investigations, litigations and claims arising out of the circumstances surrounding the announcement by the U.S. International Development Finance Corporation in July 2020 of a potential loan to a subsidiary of Kodak to support the launch of a pharmaceutical initiative;

•	Changes in foreign currency exchange rates, commodity prices, interest rates and tariff rates;

•	Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies;

•	Kodak’s ability to effectively compete with large, well-financed industry participants;

•

Continued sufficient availability of borrowings and letters of credit under Kodak’s asset based credit facility and letter of credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers;

•

The performance by third parties of their obligations to supply products, components or services to Kodak and the ability to address supply chain disruptions and continue to obtain raw materials and components available from single sources of supply; and

•

Kodak’s ability to effect strategic transactions, such as acquisitions, strategic alliances, divestitures and similar transactions, or to achieve the benefits sought to be achieved from such strategic transactions.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this prospectus or, with respect to any forward-looking statements included in a document incorporated by reference, as of the date thereof and are expressly qualified in their entirety by the cautionary statements included or referenced in this prospectus. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

THE COMPANY

General

Kodak is a global technology company focused on print and advanced materials and chemicals. Kodak provides industry-leading hardware, software, consumables and services primarily to customers in commercial print, packaging, publishing, manufacturing and entertainment. Kodak is committed to environmental stewardship and ongoing leadership in developing sustainable solutions. Its broad portfolio of superior products, responsive support and world-class research and development make Kodak solutions a smart investment for customers looking to improve their profitability and drive growth.

The Company was founded by George Eastman in 1880 and incorporated in 1901 in the State of New Jersey. Kodak is headquartered in Rochester, New York.

Corporate Information

Our principal executive office is located at 343 State Street, Rochester, New York 14650, and our telephone number is (585) 724-4000.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement, before investing in our common stock. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that we may face. For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of the shares of common stock will go to the selling shareholders. We will not receive any part of the proceeds from such sale of common stock.

SELLING SHAREHOLDERS

This prospectus relates to the possible resale by the selling shareholders named below of up to 44,490,032 shares of our common stock, subject to adjustments for stock splits, stock dividends and reclassifications and similar transactions, that (a) were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part (the “Filing Date”), or (b) are issuable upon conversion of Preferred Stock or convertible notes that (i) were issued and outstanding prior to the Filing Date, (ii) have been contracted to be issued and sold prior to the Filing Date, or (iii) are issuable as dividends or interest payable in kind prior to the mandatory redemption date or maturity date of such Preferred Stock or convertible notes.

The following table sets forth the names of the selling shareholders (and/or the beneficial owners) and the number of shares of common stock beneficially owned by each of them as of the date of this prospectus. The shares being registered are being registered in order to fulfill our contractual obligations under each of the following registration rights agreements:

(1)

a registration rights agreement, dated as of September 3, 2013, that we entered into in connection our emergence from voluntary reorganization under Chapter 11 proceedings in September 2013, originally with GSO Capital Partners LP, on behalf of various managed funds, BlueMountain Capital Management, LLC, on behalf of various managed funds, George Karfunkel, United Equities Commodities Company, Momar Corporation, Contrarian Capital Management, LLC, on behalf of Contrarian Funds, LLC, and Serengeti Asset Management LP, as investment advisor to various funds, pursuant to which the selling shareholders parties thereto, or successors to the parties to, received shares of our common stock, with registration rights;

(2)

a Series A Preferred Stock repurchase and exchange agreement, dated as of February 26, 2021, with Southeastern Asset Management, Inc. (“Southeastern”) and Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust, which are investment funds managed by Southeastern (such investment funds, collectively, the “Purchasers”), extending the registration rights provided under a registration rights agreement, dated as of November 15, 2016, with Southeastern and the Purchasers, to shares of our common stock issuable upon conversion of 1,000,000 shares of Series B Preferred Stock (as defined herein) issued thereunder;

(3)

a registration rights agreement, dated as of May 24, 2019, with the Purchasers, providing the Purchasers with registration rights in respect of 31,497,850 shares of our common stock issuable upon conversion of our 5.00% Secured Convertible Notes due 2021 issued pursuant to a notes purchase agreement, dated as of May 20, 2019, with the Purchasers;

(4)

a registration rights agreement, dated as of February 26, 2021, with GO EK Ventures IV, LLC (the “Investor”), a fund managed by Grand Oaks Capital, providing the Investor with registration rights in respect of shares of our common stock issuable upon conversion of 1,000,000 shares of Series C Preferred Stock (as defined herein) issued pursuant to a Series C Preferred Stock purchase agreement, dated as of February 26, 2021, with the Investor; and

(5)

a securities registration rights agreement, dated as of February 26, 2021, with certain funds affiliated with Kennedy Lewis Investment Management LLC (the “Buyers”), providing the Buyers with registration rights in respect of (i) 1,000,000 shares of our common stock and (ii) shares of our common stock issuable upon conversion of $25,000,000 aggregate principal amount of our 5.0% unsecured convertible promissory notes due May 28, 2026, in each case, issued in a private placement transaction pursuant to a securities purchase agreement, dated as of February 26, 2021, with the Buyers.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling shareholders. Except as described above, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock registered hereunder. The shares are being registered to permit public secondary trading of the shares, and selling shareholders may offer the shares for resale from time to time. Beneficial ownership reflected in the table below includes the total shares held by each selling shareholder and such selling shareholder’s affiliates. Beneficial ownership is determined in accordance with the rules and regulations of the SEC.

The selling shareholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below.

Information about additional selling shareholders, if any, including their identities and the common stock to be registered on their behalf, may be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act. Information concerning the selling shareholders may change from time to time. Any changes to the information provided below may be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over the shares listed.

The selling shareholders named below and their permitted transferees, pledgees, donees or other successors may from time to time offer shares of common stock under this prospectus.

	Shares Beneficially Owned Prior to This Offering		Shares of Common Stock that May be Sold Hereby	Shares Beneficially Owned After This Offering+
Name	Number	Percent(1)		Number	Percent(1)
GO EK Ventures IV, LLC(2)	7,548,960	8.8%	14,336,922	—	—
Longleaf Partners Small-Cap Fund(3)	8,877,619	10.2%	8,877,619	—	—
K.F. Investors LLC(4)	5,044,023	6.4%	4,850,439	193,584	*
George and Renee Karfunkel(5)	5,020,583	6.4%	4,482,986	537,597	*
Momar Corporation(4)	3,139,741	4.0%	3,139,741	—	—
Kennedy Lewis Capital Partners Master Fund II LP(6)(7)	2,823,196	3.6%	3,337,116	—	—
C2W Partners Master Fund Limited(8)	3,011,082	3.8%	2,351,082	660,000	*
United Equities Commodities Company(4)	1,519,646	1.9%	1,518,646	1,000	*
Kennedy Lewis Capital Partners Master Fund LP(7)(9)	693,241	0.9%	819,481	—	—
Marneu Holding Company(4)	614,041	0.8%	606,000	8,041	*
Deseret Mutual Pension Trust(10)	170,000	0.2%	170,000	—	—

+

Assumes that the selling shareholders will sell all shares of their common stock that may be registered pursuant to this prospectus. There is no assurance that the selling shareholders will resell all or any of their common stock.

*	Less than 1%
(1)

Percentage of common stock is based on 78,503,476 shares of our common stock outstanding as of March 1, 2021. The calculation of percentages assumes the acquisition by each selling shareholder of all shares that may be acquired upon conversion of shares of Series B Preferred Stock, Series C Preferred Stock or convertible notes held by such selling shareholder and assumes that the other holders of such convertible securities do not convert the convertible securities held by such other holders.

(2)

Number of shares beneficially owned includes 7,548,960 shares of Common Stock issuable upon conversion of shares of Series C Preferred Stock held by GO EK Ventures IV, LLC (“GO EK Ventures”), including 48,960 shares of Common Stock issuable upon conversion of 4,896 shares of Series C Preferred Stock issuable on April 15, 2021 as a dividend payable in kind. Number of shares of Common Stock that may be sold hereby includes shares of Common Stock issuable upon conversion of (i) 250,000 additional shares of Series C Preferred Stock that GO EK Ventures has the right and obligation to acquire subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) shares of Series C Preferred Stock payable as dividends in kind through the mandatory redemption date of the Series C Preferred Stock. B. Thomas Golisano, as the sole member of GO EK Ventures, may make investment decisions on behalf of GO EK Ventures and as such may be deemed to have dispositive power over the shares held by GO EK Ventures. The address for GO EK Ventures is 7632 County Road 42, Victor, NY 14564. Pursuant to the Series C Preferred Stock Purchase Agreement entered into on February 26, 2021 in connection with GO EK Ventures’ purchase of the Series C Preferred Stock, GO EK Ventures has the right to nominate at the Company’s next annual or special shareholder meeting one member to the Company’s board of directors, which right expires upon the earlier to occur of the third anniversary of the initial issuance of the Series C Preferred Stock or GO EK Ventures ceasing to own at least a majority of the shares of Series C Preferred Stock purchased pursuant to such purchase agreement or shares of Common Stock received upon conversion of such shares.

(3)

Number of shares beneficially owned includes 8,877,619 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Longleaf Partners Small-Cap Fund (“Longleaf”). Southeastern Asset Management, Inc. (“Southeastern”) is an investment advisor to Longleaf and as such may be deemed to have dispositive power over the shares held by Longleaf. Mason Hawkins, Staley Cates and Ross Glotzbach, in their capacities as portfolio managers for Southeastern, make investment decisions on behalf of Southeastern in its capacity as investment advisor to Longleaf. The address for Southeastern is 6410 Poplar Ave. #900, Memphis, TN 38119.

(4)

KF Investors LLC (“KF Investors”) is a New York limited liability company managed by Dr. Joseph Fink and Philippe D. Katz. Dr. Fink is the President and Treasurer of Momar Corporation (“Momar”), a New York corporation, and Mr. Katz is Vice President and Secretary of Momar. Messrs. Fink and Katz are the directors of Momar. No person is a controlling shareholder of Momar. Moses Marx, Dr. Fink and Mr. Katz are general partners of United Equities Commodities Company (“United Equities”), a New York general partnership. Mr. Marx holds a 99% general partnership interest in United Equities. Mr. Marx has no ownership interest in nor any control of KF Investors and has no beneficial interest in the shares of our common stock owned by Momar. Marneu is a New York general partnership. The general partners of Marneu are Moses Marx and United Equities Realty Associates, a New York general partnership, the general partners of which are Mr. Marx, Dr. Fink and Mr. Katz. As of August 3, 2020, Mr. Marx held a direct and indirect 71.4285% general partnership interest in Marneu. Mr. Katz serves as one of our directors and owns 163,097 shares of our common stock directly as well as options to purchase 45,095 shares of Common Stock that are currently exercisable. The business address for each of KF Investors, Momar, United Equities and Marneu is 160 Broadway, 1st Floor, New York, NY 10038.

(5)

Each of George and Renee Karfunkel reports shared voting and dispositive power with respect to 5,020,565 shares, which includes 500,000 shares of our common stock owned by the Chesed Foundation of America, a charitable foundation controlled by Mr. Karfunkel, and options to purchase 37,597 shares of Common Stock that are currently exercisable. The calculation of percentages assumes the acquisition by Mr. Karfunkel of all shares that may be acquired upon exercise of his options and assumes that no other holders of options or convertible securities exercise or convert the options or convertible securities held by such other holders. Mr. Karfunkel serves as one of our directors. The address for Mr. and Mrs. Karfunkel is 1671 52nd Street, Brooklyn, NY 11204.

(6)

Number of shares beneficially owned includes (i) 2,020,196 shares of Common Stock issuable upon conversion of a convertible note held by Kennedy Lewis Capital Partners Master Fund II LP (“KLIM Fund II”), including 13,196 shares of Common Stock issuable to KLIM Fund II upon conversion of interest payable in kind on April 15, 2021 with respect to such convertible note and (ii) 803,000 shares of Common Stock sold by the Company to KLIM Fund II on February 26, 2021. Number of shares of Common Stock that may be sold hereby includes all shares of Common Stock issuable to KLIM Fund II upon conversion of interest payable in kind through the maturity date of the convertible note held by KLIM Fund II.

(7)

Kennedy Lewis Management LP (the “Adviser”) is the investment adviser to Kennedy Lewis Capital Partners Master Fund LP (“KLIM Fund I” and, collectively with KLIM Fund II, the “KLIM Funds”) and KLIM Fund II. KLM GP LLC (“KLM”) is the general partner of the Adviser. Kennedy Lewis Investment Management LLC (“Kennedy Lewis”) is the owner and control person of KLM. David K. Chene and Darren L. Richman are the managing members and control persons of Kennedy Lewis. Each of the Adviser, KLM and Kennedy Lewis may be deemed to exercise voting and investment power over securities held by each of the KLIM Funds due to their relationship with the KLIM Funds. Kennedy Lewis GP LLC (“Fund I GP”) is the general partner of KLIM Fund I. Kennedy Lewis Investment Holdings LLC (“Holdings I”) is the managing member of Fund I GP. David K. Chene and Darren L. Richman are the managing members of Holdings I. Each of Fund I GP and Holdings I may be deemed to exercise voting and investment power over securities held by KLIM Fund I due to their relationship with KLIM Fund I. Kennedy Lewis GP II LLC (“Fund II GP”) is the general partner of KLIM Fund II. Kennedy Lewis Investment Holdings II LLC (“Holdings II”) is the managing member of Fund II GP. David K. Chene and Darren L. Richman are the managing members of Holdings II. Each of Fund II GP and Holdings II may be deemed to exercise voting and investment power over securities held by KLIM Fund II due to their relationship with KLIM Fund II. David K. Chene and Darren L. Richman, in their capacities as managing members of Kennedy Lewis, and managing members of each of Holdings I and Holdings II, may be deemed to exercise voting and investment power over securities held by each of the KLIM Funds due to their relationships with the KLIM Funds. The address for Kennedy Lewis is 111 West 33rd Street, Suite 1910, New York, NY 10120. On February 26, 2021, the Company entered into a credit agreement with the KLIM Funds pursuant to which the KLIM Funds provided $275,000,000 of term loan credit facilities to the Company, including $225,000,000 of initial term loans drawn in full on the same date and $50,000,000 of delayed draw term loan commitments that may be drawn on or before February 26, 2023 subject to certain conditions. Pursuant to a letter agreement entered into between the Company and Kennedy Lewis on February 26, 2021 in connection with such debt financing, Kennedy Lewis is contractually entitled to appoint an individual designated by Kennedy Lewis as a member of the Company’s board of directors as soon as practicable after the date of such letter agreement and in any event on or prior to the next annual meeting of the Company’s shareholders, subject to customary conditions.

(8)

Number of shares beneficially owned includes 476,190 shares of Common Stock issuable upon conversion of Series B Preferred Stock held by C2W Partners Master Fund Limited (“C2W”). Southeastern is an investment advisor to C2W and as such may be deemed to have dispositive power over the shares held by C2W. Mason Hawkins, Staley Cates and Ross Glotzbach, in their capacities as portfolio managers for Southeastern, make investment decisions on behalf of Southeastern in its capacity as investment advisor to C2W. The address for Southeastern is 6410 Poplar Ave. #900, Memphis, TN 38119. Jeffrey D. Engelberg, one of our directors, is the managing member of Additive Advisory and Capital, LLC, which receives management fees from C2W.

(9)

Number of shares beneficially owned includes (i) 496,241 shares of Common Stock issuable upon conversion of a convertible note held by KLIM Fund I, including 3,241 shares of Common Stock issuable to KLIM Fund I upon conversion of interest payable in kind on April 15, 2021 with respect to such convertible note and (ii) 197,000 shares of Common Stock sold by the Company to KLIM Fund I on February 26, 2021. Number of shares of Common Stock that may be sold hereby includes all shares of Common Stock issuable to KLIM Fund I upon conversion of interest payable in kind through the maturity date of the convertible note held by KLIM Fund I.

(10)

Number of shares beneficially owned includes 170,000 shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by Deseret Mutual Pension Trust (“Deseret”). Southeastern is an investment advisor to Deseret and as such may be deemed to have dispositive power over the shares held by Deseret. Mason Hawkins, Staley Cates and Ross Glotzbach, in their capacities as portfolio managers for Southeastern, make investment decisions on behalf of Southeastern in its capacity as investment advisor to Deseret. The address for Southeastern is 6410 Poplar Ave. #900, Memphis, TN 38119.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 60,000,000 shares of preferred stock, no par value, of which 2,000,000 shares have been designated 5.50% Series A Convertible Preferred Stock (“Series A Preferred Stock”), none of which are outstanding, 1,000,000 shares have been designated 4.0% Series B Convertible Preferred Stock (the “Series B Preferred Stock”), all of which are outstanding, and up to 1,435,000 shares have been designated 5.0% Series C Convertible Preferred Stock (the “Series C Preferred Stock” and, together with the Series A Preferred Stock and the Series B Preferred Stock, the “Preferred Stock”), 750,000 of which are currently outstanding. Any additional series of preferred stock designated out of the remaining authorized shares of preferred stock shall have such rights, preferences and limitations as authorized in our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate”) and as determined by resolutions adopted by the Board of Directors of the Company (the “Board”). The rights of holders of the common stock shall be subject to the rights of holders of any series of preferred stock that may be issued from time to time, including liquidation rights, special voting rights and preferences with respect to payment of dividends.

Dividends

Subject to applicable law and to the designated preferential rights of any outstanding series of preferred stock that the Board may cause to be issued, from time to time, the holders of common stock will be entitled to dividends as may be declared from time to time by the Board pursuant to the provisions of the New Jersey Business Corporation Act.

Holders of Series B Preferred Stock are entitled to receive cash dividends in an amount equal to the dividend rate of 4.0% per annum of the liquidation preference of $100.00 per share of Series B Preferred Stock. Dividends on the Series B Preferred Stock will be paid in cash if the Company has funds legally available for payment and the Board, or an authorized committee thereof, declares a cash dividend payable.

Unless (i) all accumulated and unpaid dividends on the Series B Preferred Stock have been paid in full or a sum for such amounts has been set aside for payment or (ii) the Company has fully performed its obligation to redeem in full all outstanding shares of the Series B Preferred Stock, the Company may not declare dividends on shares of common stock or any other shares of the Company’s stock ranking junior to the Series B Preferred Stock and may not purchase, redeem or otherwise acquire such shares, subject to certain customary exceptions.

Holders of the Series C Preferred Stock are entitled to receive dividends payable “in-kind” in the form of additional shares of the Series C Preferred Stock in an amount equal to 5.0% per annum of the liquidation preference per share of the Series C Preferred Stock. The Series C Preferred Stock has an initial liquidation preference of $100.00 per share. If dividends on the Series C Preferred Stock are not declared and paid for any given fiscal quarter, the liquidation preference is automatically increased by the amount of such unpaid dividends. Holders of the Series C Preferred Stock are also entitled to participate in any dividends paid on the common stock (other than stock dividends) in an amount equal to the amount of such dividends which would be payable on the number of shares of common stock into which such shares of the Series C Preferred Stock could be converted on the applicable record date, with such dividends on any shares of the Series C Preferred Stock being payable upon conversion of such shares of the Series C Preferred Stock into common stock.

Unless (i) all accumulated and unpaid dividends on the Series C Preferred Stock have been paid in full in the form of additional shares of the Series C Preferred Stock or the liquidation preference has been increased by the amount of any unpaid dividends or (ii) the Company has fully performed its obligation to redeem in full all outstanding shares of the Series C Preferred Stock, the Company may not declare dividends on shares of common stock or any other shares of the Company’s stock ranking junior to the Series C Preferred Stock and may not purchase, redeem or otherwise acquire such shares, subject to certain customary exceptions.

Ranking

The common stock ranks junior to the Series B Preferred Stock and the Series C Preferred Stock as to payment of dividends and distributions of assets upon the liquidation, dissolution or winding up of Company.

Voting Rights

The Fourth Amended and Restated By-Laws of the Company (the “By-Laws”) provide that each share of common stock entitles the holder thereof to one vote on all matters, including the election of directors, and, except as otherwise required by law or provided in any resolution adopted by our Board with respect to any series of preferred stock, the holders of the shares of common stock will possess all voting power. Generally, all matters to be voted on by the shareholders must be approved by a majority of the votes cast at a meeting at which a quorum is present, subject to state law and any voting rights granted to any of the holders of preferred stock. Holders of Series C Preferred Stock are entitled to vote upon all matters upon which holders of common stock have the right to vote, and will be entitled to the number of votes equal to the number of full shares of common stock into which such shares of Series C Preferred Stock could be converted on the applicable record date, such votes to be counted together with shares of common stock and not separately as a class. The Certificate provides for certain limitations on the voting rights of holders of common stock with respect to amendments to the Certificate that affect the terms of outstanding preferred stock, including the Series B Preferred Stock and the Series C Preferred Stock.

Directors

The By-Laws provide that the number of directors shall be no fewer than seven and not more than 13, as may be determined from time to time by the Board. There are no cumulative voting rights with respect to the election of directors. A nominee for director shall be elected to the Board if the nominee receives a majority of the votes cast at a meeting at which a quorum is present. A nominee receives a majority of the votes cast if the votes “for” such nominee’s election exceed the votes “against” such nominee’s election. However, directors shall be elected by a plurality of the votes cast in any contested election for directors. A “contested election” is any election in which the number of nominees seeking election is more than the number of directors to be elected. Shareholders will be permitted only to vote “for” or “withhold” authority in a contested election.

If dividends on the Series B Preferred Stock are in arrears for six or more consecutive or non-consecutive dividend periods, the holders of the Series B Preferred Stock will be entitled to nominate one director at the next annual shareholder meeting and all subsequent shareholder meetings until all accumulated dividends on such Series B Preferred Stock have been paid in full or set aside, at which time any such director serving on the Board shall resign.

The initial holder of the Series C Preferred Stock is contractually entitled to nominate one director to the Board. This nomination right expires on February 26, 2024. Following February 26, 2024, if dividends on the Series C Preferred Stock are in arrears for six or more consecutive or non-consecutive dividend periods, the initial holder of the Series C Preferred Stock will be entitled to nominate one director at the next annual shareholder meeting and all subsequent shareholder meetings until all accumulated dividends on such Series C Preferred Stock have been paid in full in the form of additional shares of Series C Preferred Stock or the liquidation preference has been increased by the amount of any unpaid dividends, at which time any such director serving on the Board shall resign. The foregoing nomination rights will automatically terminate upon the initial holder ceasing to directly or indirectly hold at least a majority of the shares of the Series C Preferred Stock purchased or the common stock received upon the conversion of such shares. Such nomination rights are exclusive to the initial holder of the Series C Preferred Stock and do not transfer with the Series C Preferred Stock.

In connection with debt financing obtained by the Company from the KLIM Funds pursuant to that certain Credit Agreement among the Company, the lenders party thereto, and Alter Domus (US) LLC, as administrative agent (the “Term Loan Credit Agreement”), the Company has agreed that the Board will appoint an individual designated by Kennedy Lewis Investment Management LLC (“KLIM”) as a member of the Board at or prior to the next annual shareholder meeting. Thereafter, KLIM will have the right to nominate one director at each subsequent shareholder meeting until the earlier to occur of (x) February 26, 2024 or (y) KLIM affiliated funds ceasing to hold at least 50% of the original principal amount of the term loans and commitments under the Term Loan Credit Agreement. Until KLIM ceases to hold at least 50% of the original principal amount of the term loans and commitments under the Term Loan Credit Agreement, at any time that KLIM’s designated director is not serving on the Board, KLIM will have the right to designate a non-voting observer to the Board.

Except as may otherwise be required by law or by the Certificate, the By-Laws may be amended, altered, or repealed, in whole or in part, by the affirmative vote of a majority of the Board. The shareholders, by a majority of the votes cast at a meeting of the shareholders called for such purpose, may adopt, alter, amend or repeal the By-Laws whether made by the Board or otherwise; such amendments adopted by the shareholders may not be amended or repealed by action of the Board without (i) the affirmative vote of a majority of the votes cast at a meeting of the shareholders called for such purpose or (ii) approval by written consent of the shareholders.

Other

The holders of common stock do not have preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to the common stock. Each series of the Preferred Stock is subject to mandatory redemption on the applicable mandatory redemption date at a redemption price equal to the applicable liquidation preference plus accrued and unpaid dividends to, but excluding, the redemption date. Each holder of Preferred Stock has the right at any time to, at its option, convert any or all of such holder’s shares of Preferred Stock at the applicable conversion rate and on the terms and subject to the conditions set forth in the applicable amendment to the Certificate.

Pursuant to section 1123(a)(6) of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), the Company is prohibited from issuing any non-voting equity securities for so long as section 1123 of the Bankruptcy Code is in effect and applicable to the Company. This restriction on the issuance of non-voting equity securities is included in the Certificate.

For a more detailed description of the terms of our capital stock, please refer to the documents and other information that we incorporate by reference elsewhere in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The transfer agent and registrar for our common stock, which is listed on the New York Stock Exchange, is Computershare Shareowner Services.

Anti-Takeover Provisions

Various provisions contained in the Certificate, the By-Laws, and New Jersey law could delay or discourage some transactions involving an actual or potential change in control of the Company or its management. Provisions in the Certificate and the By-Laws:

•

provide that only a majority of the Board, the Chairman or the President may call a special meeting of the shareholders, except that a special meeting must be called upon the request from at least 20% of the total number of votes represented by the entire amount of capital stock of the Company issued and outstanding and entitled to vote at the meeting;

•	provide an advanced written notice procedure with respect to shareholder proposals and shareholder nomination of candidates for election as directors; and

•	provide that directors may fill any vacancies on the Board, including vacancies resulting from an increase in the number of directors.

In addition, the Company is subject to Chapter 14A:10A of the New Jersey Business Corporation Act, the New Jersey Shareholders Protection Act. Chapter 14A:10A is an anti-takeover statute designed to protect shareholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with the Company to negotiate with the Board for the fair and equitable treatment of all shareholders. Subject to certain qualifications and exceptions, the statute prohibits an interested stockholder of a corporation from effecting a business combination with the corporation for a period of five years from the date the interested stockholder acquires the corporation’s stock, unless (a) the corporation’s board of directors approved the combination prior to the stockholder becoming an interested stockholder or (b) (i) the corporation’s board of directors approved the transaction or series of transactions causing the stockholder to become an interested stockholder and the corporation’s disinterested directors or a committee of disinterested directors approved the subsequent business combination and (ii) such subsequent business combination was also approved by the affirmative vote of holders of a majority of the voting stock of the corporation not owned by the interested stockholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested stockholder of that corporation unless (x) the combination is approved by the board of directors prior to the interested stockholder’s stock acquisition date, (y) the combination receives the approval of holders of two-thirds of the voting stock of the corporation not beneficially owned by the interested stockholder or (z) the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who within the prior five year period has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined to include a broad range of transactions including, among other things:

•

the merger or consolidation of the corporation with the interested stockholder or any corporation that is or after the merger or consolidation would be an affiliate or associate of the interested stockholder,

•

the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested stockholder or any affiliate or associate of the interested stockholder of 10% or more of the corporation’s assets, or

•	the issuance or transfer to an interested stockholder or any affiliate or associate of the interested stockholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority shareholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority shareholders. The statute generally applies to corporations that are organized under New Jersey law.

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their respective shares of common stock on any stock exchange, market or trading facility on which the securities are traded or in private transactions. Such transactions may be effected through agents, through underwriters, brokers or dealers, directly to one or more purchasers at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at negotiated prices, or through a combination of any of these methods of sale, including in an “at the market” type of transaction. The selling shareholders may use any one or more of the following methods when selling the securities or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	underwritten public offerings;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

•	through options, swaps or derivatives;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling shareholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. If a selling shareholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, those relating to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the securities are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

In addition, any of the selling shareholders may enter into derivative, hedging, “at the market,” forward sale, option or other types of transactions with third parties, or sell securities not covered by the registration statement of which this prospectus forms a part to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to the registration statement of which this prospectus forms a part and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from any of the selling shareholders or others to settle such sales and may use securities received from such selling shareholder to close out or hedge any related short positions. Any selling shareholder may also loan or pledge securities covered by the registration statement of which this prospectus forms a part and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to the registration statement of which this prospectus forms a part and the applicable prospectus supplement or pricing supplement, as the case may be.

There can be no assurance that the selling shareholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the selling shareholders will not transfer, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling shareholders and any other person participating in the sale of the securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other person. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling shareholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market making and certain other activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

In this “Plan of Distribution,” unless the context otherwise indicates, references to selling shareholders include their pledgees, donees, transferees or successors in interest. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of common stock.

Sale Through Underwriters or Dealers

If any of the selling shareholders use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless any of the selling shareholders inform you otherwise in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If any of the selling shareholders utilize an underwriter or underwriters in the sale, such selling shareholders will execute an underwriting agreement with such underwriters at the time of sale to them. Any underwriters will use a prospectus supplement in connection with any offers or sales of securities pursuant to the registration statement of which this prospectus forms a part.

Any of the selling shareholders may make sales of our common stock to or through one or more underwriters, dealers or agents in at- the-market offerings and will do so pursuant to the terms of a distribution agreement between the underwriters, dealers or agents and such selling shareholders. If any of the selling shareholders engage in at-the-market sales pursuant to a distribution agreement, such selling shareholders will sell shares of our common stock to or through one or more underwriters, dealers or agents, which may act on an agency basis or on a principal basis. During the term of any such distribution agreement, such selling shareholders may sell shares on a daily basis in exchange transactions or otherwise as such selling shareholders agree with the underwriters, dealers or agents. The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding net proceeds to such selling shareholders or commissions to be paid are impossible to determine and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, such selling shareholders also may agree to sell, and the relevant underwriters, dealers or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. To the extent that any named underwriter, dealer or agent acts as principal pursuant to the terms of a distribution agreement, or if such selling shareholders offer to sell shares of our common stock through another dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock. Such selling shareholders will describe any such activities in the applicable prospectus supplement. To the extent that any named dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such dealer or agent will not engage in any such stabilization transactions.

In connection with any particular offering pursuant to the registration statement of which this prospectus forms a part, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in an over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through an over-allotment option. If an underwriter sells more shares than could be covered by an over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when shares of our common stock originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

If any of the selling shareholders use dealers in the sale of securities, such selling shareholders will sell the securities to the dealers as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Such selling shareholders will include in a prospectus supplement the names of the dealers and the terms of the transaction.

At-the-Market Offerings

Selling shareholders could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

To the extent that any of the selling shareholders make sales through one or more underwriters, dealers or agents in “at-the-market” offerings, such selling shareholder will do so pursuant to the terms of a distribution agreement or other “at-the-market” offering arrangement with such underwriters or agents. If any of the selling shareholders engage in at-the-market sales pursuant to any such agreement, such selling shareholder will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, such selling shareholder may sell securities on a daily basis in exchange transactions or otherwise as such selling shareholders agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for such securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, such selling shareholder also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement and any related free writing prospectus. In the event that any underwriter or agent acts as principal, or any broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of the securities. Any such activities will be described in the prospectus supplement or any related free writing prospectus relating to the transaction.

Direct Sales and Sales Through Agents

Any of the selling shareholders may sell the securities directly, without the involvement of underwriters, dealers or agents. Any of the selling shareholders also may sell the securities through agents such selling shareholders designate from time to time, who may be deemed to be underwriters as that term is defined in the Securities Act. In the applicable prospectus supplement, such selling shareholders will name any agent involved in the offer or sale of the securities, and such selling shareholders will describe any commissions payable by such selling shareholders or any of the selling shareholders to the agent. Unless such selling shareholders inform you otherwise in a prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Any of the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. Such selling shareholders will describe the terms of any such sales in the applicable prospectus supplement.

Delayed Delivery Contracts

If any of the selling shareholders so indicate in a prospectus supplement, such selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from such selling shareholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

General Information

Any of the selling shareholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for any of the selling shareholders in the ordinary course of their business.

In order to comply with the securities laws of some states, if applicable, securities must be sold in those states only through registered or licensed brokers or dealers. In addition, some states may restrict any of the selling shareholders from selling securities unless the securities have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify selling shareholders against certain liabilities arising under the Securities Act from sales of common stock. We will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the securities nor any other fees or expenses incurred by the selling shareholders in connection with the registration of the securities.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the common stock being offered hereby will be passed upon for us by Day Pitney LLP, Parsippany, New Jersey, and the validity of the other securities being offered hereby will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements of Eastman Kodak Company incorporated by reference in Eastman Kodak Company’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements for the year ended December 31, 2019 incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Eastman Kodak Company’s ability to continue as a going concern as described in Note 1 (which was not presented therein)) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

EASTMAN KODAK COMPANY

COMMON STOCK

PROSPECTUS

            , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts, other than the SEC registration fee, are estimated and actual costs and expenses may vary significantly from such estimates based on the number and nature of offering(s) in which securities are issued.

Type	Amount
SEC registration fee	$48,224
Printing expenses	15,000
Legal fees and expenses	40,000
Accounting fees and expenses	15,000
Transfer agent fees and expenses	—
Miscellaneous expenses	5,000

Total	$123,224

Item 15.	Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of New Jersey.

The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The New Jersey Business Corporation Act further provides that indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

Article VI of the Second Amended and Restated Certificate of Incorporation of the registrant provides that to the fullest extent permitted by the New Jersey Business Corporation Act, directors and officers of the registrant shall not be personally liable to the registrant or its shareholders for damages for breach of any duty owed to the registrant or its shareholders.

Section 2(a) of Article 7 the Fourth Amended and Restated By-Laws of the registrant provides that the registrant shall indemnify and hold harmless against all liabilities any person who is or was a director or officer, including the director’s or officer’s estate (an “Indemnitee”), who is or was a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in respect of any past, present or future matter, including any action, suit or proceeding by or in the right of the registrant (an “Action”), by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, trustee, employee or agent of any other enterprise; provided, however, that the registrant shall not indemnify an Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that the Indemnitee’s acts or omissions (a) were acts or omissions that the Indemnitee knew or believed to be contrary to the best interests of the registrant or its shareholders in connection with a matter to which such person had a material conflict of interest, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit. Subject to the receipt by the registrant of an undertaking by the Indemnitee to repay Expenses (as defined below) if there shall be a judgment or other final adjudication that the Indemnitee is not entitled to receive reimbursement of Expenses from the registrant, the registrant shall pay or reimburse an Indemnitee within 20 days following the later of (i) the receipt of such undertaking and (ii) the receipt of a demand from the Indemnitee for payment or reimbursement of Expenses, in advance of final disposition or otherwise, to the full extent authorized or permitted by law, Expenses as incurred by the Indemnitee in defending any actual or threatened Action by reason of the fact that the Indemnitee is or was serving as a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, trustee, employee or agent of any other enterprise; provided, however, that the registrant shall not be required under Article 7 to further pay or reimburse Expenses and, if requested by the registrant, shall be entitled to repayment of Expenses from the Indemnitee following any plea formally entered by or formal written admission by the Indemnitee in the Action for which the Indemnitee has sought payment or reimbursement of Expenses or indemnification that the Indemnitee has committed such acts or omissions establishing that the Indemnitee is not entitled to indemnification pursuant to Section 2(a). The Indemnitee shall be entitled to be paid or reimbursed for Expenses incurred in any Action to obtain indemnification or payment or reimbursement of Expenses under subsection (a) on the same terms, conditions and limitations as the Indemnitee is entitled to Expenses under the previous sentence. The registrant shall not be obligated under Section 2(a) to provide any indemnification or any payment or reimbursement of Expenses to an Indemnitee in connection with an Action (or part thereof) initiated by the Indemnitee unless the Board has authorized or consented to the Action (or part thereof) in a resolution adopted by the Board. For the purposes of Article 7, “Expenses” shall include, without limitation, all reasonable fees, costs and expenses, including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, or investigating an Action, including any Action to obtain indemnification or payment or reimbursement of Expenses.

In addition, Section 2(c) of Article 7 of the Fourth Amended and Restated By-Laws of the registrant also provides that the registrant may, to the full extent authorized or permitted by law, advance Expenses and indemnify and hold harmless against liabilities any person not covered by Section 2(a), including the person’s estate (an “Employee Indemnitee”), who is or was an employee or agent of this registrant, or who is or was serving at the request of the registrant as a director, officer, trustee, employee or agent of any other enterprise, or the legal representative of any such person, and who is or was a party to or threatened to be made a party to any Action by reason of the fact that such Employee Indemnitee is or was serving in any of the foregoing capacities.

Section 3 of Article 7 of the Fourth Amended and Restated By-Laws of the registrant further provides that the right of an Indemnitee or Employee Indemnitee to indemnification and payment or reimbursement of Expenses by the registrant under Section 2 of Article 7 of the Fourth Amended and Restated By-Laws shall be in addition to, and not in lieu of, any statutory or other right of indemnification or payment, advancement or reimbursement of Expenses provided to any Indemnitee or Employee Indemnitee. Section 3 of Article 7 further provides that no amendment of Article 7 of the Fourth Amended and Restated By-Laws shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

The Fourth Amended and Restated By-Laws authorize the registrant to purchase director and officer insurance, which the registrant currently carries.

Item 16.	Exhibits.

Set forth below is a list of exhibits included as part of this registration statement.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement relating to the securities offered by this registration statement.

4.1	Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of September 3, 2013 (Incorporated herein by reference to Exhibit 4.1 to the registrant’s registration statement on form S-8 as filed on September 3, 2013).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of November 14, 2016 (Incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K as filed on November 16, 2016).

4.3	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of September 12, 2019 (Incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K as filed on September 12, 2019).

4.4	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of September 12, 2019 (Incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K as filed on September 12, 2019).

4.5	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of December 24, 2020 (Incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K as filed on December 29, 2020).

4.6	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of February 25, 2021 (the Series B Certificate of Designations) (Incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K as filed on March 1, 2021).

4.7	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Eastman Kodak Company, effective as of February 25, 2021 (the Series C Certificate of Designations) (Incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K as filed on March 1, 2021).

4.8	Fourth Amended and Restated By-Laws of Eastman Kodak Company (Incorporated by reference to Exhibit 3.5 of the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 as filed on May 12, 2020).

4.9	Registration Rights Agreement, dated as of September 3, 2013, between Eastman Kodak Company and certain stockholders listed on Schedule 1 thereto (Incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form 8-A as filed on September 3, 2013).

4.10	Registration Rights Agreement, dated as of November 15, 2016, by and among Eastman Kodak Company, Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust (Incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K as filed on November 15, 2016).

4.11	Registration Rights Agreement, dated as of May 24, 2019, by and among Eastman Kodak Company, Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust (Incorporated by reference to Exhibit 4.3 of the registrant’s Current Report on Form 8-K as filed on May 24, 2019).

4.12	Registration Rights Agreement, dated as of February 26, 2021, by and between Eastman Kodak Company and GO EK Ventures IV, LLC (Incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K as filed on March 1, 2021).

4.13	Series A Preferred Stock Repurchase and Exchange Agreement, dated as of February 26, 2021, by and among Eastman Kodak Company, Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust (Incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K as filed on March 1, 2021).

4.14	Registration Rights Agreement, dated as of February 26, 2021, by and among Eastman Kodak Company, Kennedy Lewis Capital Partners Master Fund LP and Kennedy Lewis Capital Partners Master Fund II LP (Incorporated by reference to Exhibit 10.11 of the registrant’s Current Report on Form 8-K as filed on March 1, 2021).

4.15	Board Rights Agreement, dated as of February 26, 2021, by and between Eastman Kodak Company and Kennedy Lewis Investment Management LLC (Incorporated by reference to Exhibit 10.7 of the registrant’s Current Report on Form 8-K as filed on March 1, 2021).

5.1	Opinion of Day Pitney LLP (Filed herewith).

23.1	Consent of Day Pitney LLP (Included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (Filed herewith).

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm (Filed herewith).

24.1	Powers of Attorney (Included on the signature pages hereto).

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	That:

(i)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Eastman Kodak Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 16, 2021.

EASTMAN KODAK COMPANY

By:	/s/ Roger W. Byrd
Name:	Roger W. Byrd
Title:	General Counsel, Secretary & Senior Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned do hereby constitute and appoint James V. Continenza, David E. Bullwinkle and Roger W. Byrd, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, supplements to this registration statement and subsequent registration statements relating to the offering to which this registration statement relates (including pursuant to Rule 462(b)), and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James V. Continenza	Executive Chairman and Chief Executive Officer	March 16, 2021
James V. Continenza	(Principal Executive Officer)

/s/ David E. Bullwinkle	Chief Financial Officer	March 16, 2021
David E. Bullwinkle	(Principal Financial Officer)

/s/ Eric H. Samuels	Chief Accounting Officer and Corporate Controller	March 16, 2021
Eric H. Samuels	(Principal Accounting Officer)

/s/ Jeffrey D. Engelberg	Director	March 16, 2021
Jeffrey D. Engelberg

/s/ George Karfunkel	Director	March 16, 2021
George Karfunkel

/s/ Philippe D. Katz	Director	March 16, 2021
Philippe D. Katz

/s/ Jason New	Director	March 16, 2021
Jason New

/s/ William G. Parrett	Director	March 16, 2021
William G. Parrett